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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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      Date of report (Date of earliest event reported): September 13, 2004

                                 Workstream Inc.
               (Exact Name of Registrant as Specified in Charter)

             Canada                    001-15503                     N/A
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
         Incorporation)                                      Identification No.)

495 March Road, Suite 300, Ottawa, Ontario, Canada                    K2K-3G1
    (Address of Principal Executive Offices)                         (Zip Code)

                                 (613) 270 0619
              (Registrant's Telephone Number, Including Area Code)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

      The information set forth under Item 5.02 "Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers" is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On September 13, 2004, Workstream entered into an employment agreement with James Fanella, 46 years old, pursuant to which Mr. Fanella was appointed as its Chief Operating Officer. From February, 2003 to May, 2004, Mr. Fanella was the Executive Vice President for Computer Network Technologies in Minnesota where he was responsible for worldwide sales, technical support and professional services. Computer Network Technologies is one of the largest providers of comprehensive storage networking solutions, products, and services. From August, 2001 to November, 2002, Mr. Fanella was Senior Vice President, Yahoo! Enterprise Solutions where he was responsible for leading all worldwide enterprise offerings for Yahoo!. Yahoo! Inc. is a provider of comprehensive online products and services to consumers and businesses worldwide. From September, 2000 to July, 2001, Mr. Fanella was the Vice President, Global Services for Commerce One where he led the Global Services Group with Fortune 5000 clients. Commerce One helps companies adapt their IT assets to business opportunities by providing service-oriented solutions for automating and integrating business processes across an enterprise network of customers, suppliers, and partners. From November, 1999, to October, 2000, Mr. Fanella was the Group President and General Manager of AppNet, Inc. where he was one of three Group Presidents responsible for running the e-business company. AppNet is a premier provider of end-to-end e-business solutions, from interactive marketing to back-office integration. From August 1994 to October 1999, Mr. Fanella was the managing principal for Unisys' Financial Services Consulting Practice focused in the U.S. Unisys is a worldwide information technology services and solutions company.

      Pursuant to the terms of Mr. Fanella's employment agreement, Mr. Fanella earns an annual base salary of not less than $200,000. The employment agreement has a two year term expiring in September of 2006 that automatically renews at the end of the initial or any renewal term for an additional one year term unless either party provides prior notice of non renewal. Mr. Fanella is also entitled to a bonus of up to $200,000 based on mutually agreed upon objectives being achieved, and a sign-on bonus of $12,500 if, during the first ninety days of employment, Mr. Fanella actively participates in the closing of a deal or transaction which generates a minimum of $500,000 in revenue to Workstream.

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Workstream also agreed to pay Mr. Fanella a separate sign-on bonus of $12,500 if, during the first ninety days of employment, Mr. Fanella develops, a set of success metrics which will be used as key indicators in determining how to aggressively grow the company and results in additional revenue of $250,000 or greater. In addition, Workstream granted Mr. Fanella an option to purchase 200,000 common shares of Workstream at an exercise price of $2.80, the closing price of the shares on September 13, 2004, in accordance with the terms and conditions of Workstream's 2002 Amended and Restated Stock Option Plan. If Workstream elects to terminate Mr. Fanella's employment other than for "cause" (including if his duties are no longer those of a Chief Operating Officer, and as otherwise defined in the employment agreement) Mr. Fanella would be entitled to a payment equivalent to three months' salary and benefits. If Workstream elects to terminate Mr. Fanella's employment for "cause" (as defined in the employment agreement) at any time during the agreement Mr. Fanella is to receive a payment equivalent to one month's salary and benefits.

Item 8.01 Other Events.

      Attached hereto as Exhibit 99.1 is a press release issued on September 16, 2004 announcing the appointment of James Fanella as the Chief Operating Officer of Workstream Inc.

Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits

      10.1 Employment Agreement dated September 13, 2004 between James Fanella and Workstream Inc.

      99.1 Press Release of Workstream Inc. dated September 16, 2004.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WORKSTREAM INC.


Dated:  September 17, 2004                  By: /s/ Michael Mullarkey
                                               ---------------------------------
                                               Name:  Michael Mullarkey
                                               Title:   Chief Executive Officer